Exhibit 99

Lehman Brothers Financial Services Conference September 14, 2006

Disclaimer This presentation contains forward looking statements within the meaning of the Private Securities Litigation Reform Act giving the Company's expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," by future conditional verbs such as "will," "would," "should," "could" or "may,"or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. In addition to factors previously disclosed in our SEC reports and those identified elsewhere in this presentation, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of M&T products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Top 20 US-based Commercial Bank Holding Company $13.1 billion market capitalization $56.5 billion total assets Over 670 branches in six states / District of Columbia Over 1,500 ATMs across retail bank footprint Over 2 million retail customers Over 150,000 commercial customers M&T Bank Corporation - Overview

M&T - Footprint

Recent Financial Results

M&T Bank Corporation - Earnings Per Share Summary (1) Excludes merger-related costs and amortization expense associated with intangible assets. *Intangible Amortization net of tax: 2Q2005 =$9MM, 1Q2006 = $8MM, 2Q2006 = $7MM. Merger-related costs net of tax: 2Q2006 = $2MM ($ in millions)

M&T Bank Corporation - Key Ratios (1) Excludes amortization related to intangible assets and merger related expenses. (2) Excludes $25 million contribution to the M&T Charitable Foundation; reported efficiency ratio = 53.51%.

(1) CAGR calculated using June 2004 YTD as base period. ($ in millions) M&T Bank Corporation - June YTD Net Income by Segment

Net Interest Margin Source: SNL Financial

Net Interest Margin Sensitivity of NII to changes in interest rates 200bps increase: $(21.2) million 200bps decrease: $(1.1) million Federal Reserve tightening cycle at or near end Acquired $1 billion in core deposits in Citibank branch transaction Managing deposit pricing still key

M&T Bank Corporation - Average Loans ($ in billions)

M&T Bank Corporation - Average Loans Strength in Commercial; cyclical 3Q weakness in Floor Plan Competition in Commercial Real Estate No change in outlook for consumer auto lending

M&T Bank Corporation - Average Deposits ($ in billions)

Market Interest Rates are a Predictor of Consumer Deposit Mix

M&T Bank Corporation - Operating Expense Summary ($ in millions) (1) Excludes intangible amortization and merger-related expenses.

Operating Efficiency Ratio Source: SNL Financial Note: Ratio excludes expense associated with intangible assets, non-recurring expenses, and G/L on investment securities. * MTB's efficiency ratio excludes the $25 million pretax contribution to the M&T Charitable Foundation.

M&T Bank Corporation - Operating Expense Focus in maintaining positive operating leverage Continued momentum from bank-wide projects Allocation of resources to faster growing businesses/geographies

Credit Quality: Net Charge-offs as a % of Average Loans Source: SNL Financial

Credit Quality NPLs to total loans ratio of 38bps at June 30, 2006 Only two non-performing loans exceeded $5MM as of June 30th 10bps NCO in 2Q unsustainably low FY2005 loss rate is still a good benchmark

Citibank Branch Acquisition

21 Upstate NY Branches 9 Buffalo metro area 12 Rochester metro area Acquired $269MM in loans and $1.0 billion in core deposits Gives M&T No.1 market position in Buffalo and Rochester Low risk transaction with extensive branch overlap Citibank Branch Acquisition Highlights

More than 50% cost savings Estimating $5-7 million merger expense in 2006 Dilutive to GAAP Earnings due to CDI amortization expense and merger related expenses Accretive to Net Operating Earnings within first year Citibank Branch Acquisition

M&T Response to Current Environment Net Interest Margin expected to stabilize Expected lift from Citibank branch acquisition Modest revenue growth Continued focus on efficiency Disciplined capital management

Historical Performance

Return of Capital to Shareholders Cumulative Capital Retained, Dividends and Share Repurchases 1983 - June 30, 2006 Share Repurchases Dividends Capital Retained 2569.019 1090.904 1959.795 $2.6 Billion $2.0 Billion $1.1 Billion

What Makes M&T Unique?* AIB Berkshire Hathaway-Warren Buffet M&T Management, Directors, Employees, etc. Other 0.2398 0.0602 0.2052 0.4948 Management's Interest aligned with Shareholders' Interests Over 50% Ownership between AIB, M&T Insiders and Warren Buffett AIB Berkshire Hathaway- Warren Buffett Other Shareholders M&T Management, Directors and Employees * As of 2/28/06. Includes options & deferred bonus shares.

* Net operating EPS excludes amortization of intangible assets and merger-related costs. Note: GAAP and net operating EPS in 1998-2002 have been restated for expensing stock options. M&T Diluted EPS 1995 - 2005, GAAP & Net Operating* 1995 - 2005 EPS CAGR GAAP 14.1% Net Operating* 14.1% 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 1.8 2.11 2.53 2.5 3.13 3.24 3.58 4.78 4.95 6 6.73 0.08 0.078 0.088 0.56 0.56 0.87 1.05 0.34 0.75 0.38 0.3 $3.69 $4.11 $4.63 $5.12 $5.70 $6.38 $3.06 $2.61 $2.19 $1.88 $7.03 GAAP EPS Net Operating EPS

M&T Per Share Data 1983-2005 1983 1984 1985 1986 1987 1988 1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 Diluted Net Operating Earnings 0.09 0.3 0.41 0.48 0.73 0.6 0.57 0.8 0.93 1.31 1.35 1.58 1.88 2.19 2.61 3.06 3.69 4.11 4.63 5.12 5.7 6.38 7.03 Dividends 0.05 0.053 0.063 0.07 0.08 0.095 0.11 0.125 0.14 0.16 0.19 0.22 0.25 0.28 0.32 0.38 0.45 0.625 1 1.05 1.2 1.6 1.75 +22% CAGR Note: Data prior to 1998 does not include provisions of SFAS No. 123 and No.148 stock option expensing. +18% CAGR $7.03

24.7% Annual rate of return since 1980 13th best return of the entire universe of over a thousand U.S. based stocks that have traded publicly since 1980 $2,853 invested in M&T in 1980 would be worth $1 million today M&T Bank Corporation... a solid investment *CAGR calculated assuming reinvestment of dividends through June 30, 2006. Source: IDC & Factset

Lehman Brothers Financial Services Conference September 14, 2006

Appendix

Reconciliation of GAAP and Non-GAAP Results of Operation

Reconciliation of GAAP and Non-GAAP Results of Operation * Excludes Securities Transactions

Reconciliation of Assets & Equity to Tangible Assets & Equity

Reconciliation of Assets & Equity to Tangible Assets & Equity